CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
Exhibit 10.8
AMENDMENT TO FLEXTRONICS MANUFACTURING SERVICES AGREEMENT
THIS AMENDMENT TO FLEXTRONICS MANUFACTURING SERVICES AGREEMENT (this “Amendment”), dated as of August 22, 2018 (the “Amendment Effective Date”), is by and between Enphase Energy, Inc., a Delaware corporation having its business at 1420 North McDowell Boulevard, Petaluma, California 94954 (“Enphase”) and Flextronics Industrial, Ltd., a Mauritius corporation having its place of business at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“Flex” or “Flextronics”).
WHEREAS, Enphase and Flex are parties to a Flextronics Manufacturing Services Agreement dated as of March 1, 2009 (the “MSA”) (individually, Enphase and Flex are referred to herein as a “Party” and together as the “Parties.”); and
WHEREAS, the Parties wish to amend the MSA as provided for herein.
NOW, THEREFORE, the Parties agree as follows:
1.Section 3.5 shall be deleted in its entirety, and replaced with the following:
Payment. Customer agrees to pay for all Product within (i) […***…] for products which are shipped to a Hub (as defined in Section 5.1) or (ii) […***…] for Product shipped EXW or shipped to destinations other than a Hub. Invoices for NRE charges, claims and miscellaneous services (other than the Product ) […***…]. To the extent any other agreement between Flex and Customer (including the Logistics Services Agreement dated as of May 1, 2009) applies and has terms contrary to the above, they shall be superseded by the foregoing.
In the event Customer fails to timely pay for Product or materials within the foregoing time periods for any uncontested invoices, Flex shall have all the rights and remedies provided for under Section 3.6.
In addition, in the event any of the following conditions occur, […***…].
2.Section 5.1 shall be deleted in its entirety, and replaced with the following:
Shipments. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order. Subject to the following sentence, shipments will be made […***…] to either: (i) […***…] or (ii) […***…] (each, a “Hub”). Products not destined for a Hub will be shipped […***…]. Customer will reimburse Flextronics for all costs incurred by Flextronics to ship the products DDP United States, which may include, but are not limited to, freight, insurance, Customs clearance, and special packaging expenses not included in the original quotation.
3.A new Section 2.7 shall be added to the MSA, reading as follows:
Manufacturing Location for New Business Award. The Parties agree that on or around February 1, 2019, Flex will commence the manufacture of certain Products for Customer in Flex’s facility located at Flextronics Technologies Mexico, S. de R.L. de C.V., Prol. Av. Lopez Mateos Sur 2915, Col. La Tijera, Tlajomulco de Zuniga, Jalisco, 45645, Mexico (“Guad South”). Customer shall award Flex new business for the manufacturing of Customer’s Products in Guad South (“New Busines Award”). The New Business Award shall occur on or before […***…] and shall include ramping two semi-automatic lines and shall be governed by the T&C’s in the current MSA. Enphase shall be liable for all ramp-up costs listed in the Schedule 1 below.
4.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURES CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Amendment Effective

Date
	ENPHASE ENERGY, INC.	FLEXTRONICS INDUSTRIAL LTD.

	By: /s/ Michael LaBouff	By: /s/ Illegible

	Name: Michael LaBouff	Name: /s/ Illegible

	Title: VP, Operations	Title: Director
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